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                                                                      EXHIBIT 21
                             LIST OF SUBSIDIARIES

                                                  STATE OR OTHER JURISDICTION
SUBSIDIARIES                                            OF INCORPORATION
------------                                      ---------------------------

Roberts Laboratories, Inc.                                 New Jersey
Linz-Roberts, Inc.                                         Delaware
VRG International, Inc.                                    New Jersey
Monmouth Pharmaceuticals, Ltd.                             United Kingdom
Roberts Pharma GmbH                                        Germany
Roberts Pharmaceutical of Canada, Inc.                     Canada
Roberts Investments, Inc.                                  Delaware
RPC Acquisition Corp.                                      New Jersey